UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

Kodiak Gas Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15320 Highway 105 W, Suite 210

Montgomery, TX 77356

(Address of principal executive offices, and Zip Code)

(936) 539-3300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KGS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 22, 2024, Kodiak Gas Services, Inc. (the “Company”), its indirect, wholly owned subsidiary Kodiak Gas Services, LLC (“Kodiak Services” and, together with the Company, the “Borrowers”) and certain other subsidiaries of the Company entered into the Third Amendment to Fourth Amended and Restated Credit Agreement (the “Third Amendment”), which amends the Fourth Amended and Restated Credit Agreement, dated as of March 22, 2023 (as amended by the First Amendment to Fourth Amended and Restated Credit Agreement dated as of May 31, 2023 and the Second Amendment to Fourth Amended and Restated Credit Agreement dated as of June 27, 2023, the “Existing ABL Credit Agreement” and as further amended by the Third Amendment, the “ABL Credit Agreement” and the revolving-asset backed loan credit facility governed by the ABL Credit Agreement, the “ABL Facility”) by and among the Borrowers, certain subsidiaries of the Company, certain financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The Third Amendment, among other things, amended certain provisions of the Existing ABL Credit Agreement (i) to accommodate the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 19, 2023, by and among the Borrowers, Kick Stock Merger Sub, LLC, Kick GP Merger Sub, LLC, Kick LP Merger Sub, LLC, CSI Compressco LP and CSI Compressco GP LLC (the “Merger Agreement”) and (ii) to account for the Company’s organizational structure after giving effect to the transactions contemplated by the Merger Agreement.

In addition, the Third Amendment amended the Existing ABL Credit Agreement to (i) increase the maximum secured leverage ratio (calculated based on the ratio of Senior Secured Debt to EBITDA, each as defined in the ABL Credit Agreement), which will begin to be tested after we issue any unsecured indebtedness, to (x) 3.75 to 1.00 for the first four fiscal quarters after we issue any unsecured indebtedness and (y) 3.25 to 1.00 for each fiscal quarter thereafter, (ii) modify the triggers for commencing a “cash dominion” period (i.e., a period when the Administrative Agent applies proceeds in our deposit accounts to reduce borrowings under the ABL Facility) such that a “cash dominion” period will commence when availability under the ABL Facility is less than $125 million for five consecutive business days or if certain types of events of default occur (although this change will effectively be unwound if the mergers provided for in the Merger Agreement do not occur on or prior to the Reversion Date (as defined in the ABL Credit Agreement)), (iii) include customary provisions relating to the designation of “unrestricted subsidiaries” (i.e., subsidiaries that are not required to become loan parties or be bound by the covenants contained in the ABL Credit Agreement), (iv) provide that only material domestic restricted subsidiaries are required to become guarantors and collateral grantors under the ABL Facility and (v) permit the Company and its restricted subsidiaries to incur additional indebtedness and liens and to make additional investments, dividends, distributions, redemptions and dispositions.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is included in Item 1.01 above and is incorporated into this Item 2.03 by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Fourth Amended and Restated Credit Agreement, dated January 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 23, 2024

Kodiak Gas Services, Inc.

By:	/s/ Kelly M. Battle
Name:	Kelly M. Battle
Title:	Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

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